UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2003

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 5.         Other Events and Required FD Disclosure.

On September 22, 2003, Applied Films Corporation issued a press release affirming its outlook for the first quarter of fiscal 2004. A copy of the press release is attached as Exhibit 99.

Item 7.         Financial Statements and Exhibits.

Exhibit

99     Press release dated September 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2003	APPLIED FILMS CORPORATION
	By	/s/ Lawrence D. Firestone Lawrence D. Firestone Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated September 22, 2003.

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EXHIBIT 99

9586 I-25 Frontage Rd. Longmont, CO 80504 U.S.A. Telephone 303.774.3200 Facsimile 303.678.9275

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS AFFIRMS OUTLOOK FOR THE
FIRST QUARTER OF FISCAL 2004 AND
ANNOUNCES INTENT TO EXIT THE HONG KONG COATED GLASS BUSINESS

Longmont, Colorado (September 22, 2003) – Applied Films Corporation (Nasdaq: AFCO) today affirmed our outlook for the first quarter of fiscal 2004 and announced that we have negotiated the sale of our Hong Kong coated glass business which sells coated glass that is purchased from our Joint Venture in China, and have settled a warranty claim related to the Longmont coated glass business that was sold on September 24, 2002. This further implements our strategy of transitioning toward manufacturing of thin film deposition equipment. We continue to maintain 50% ownership in our China Joint Venture.

The following statements are based on our current expectations for the first quarter of fiscal 2004. These statements are forward-looking and subject to the qualifying safe harbor statement. Actual results may differ materially.

Fiscal 2004 – First Quarter Guidance

  Net Revenues: We expect net revenues for the first quarter of fiscal 2004 to be between $46 - $49 million.

  GAAP Earnings from Continuing Operations Per Share: We expect GAAP earnings from continuing operations per share to be in the range of approximately $0.14 - $0.18 per fully diluted share for the first quarter of fiscal 2004.

  GAAP Earnings Per Share: We expect GAAP earnings per share, including the anticipated net gain from the sale of the Hong Kong coated glass business, the net operations of the Hong Kong coated glass business and the effect of the settlement of the warranty claim related to the Longmont coated glass business that was sold on September 24, 2002, to be in the range of approximately $0.17 - $0.21 per fully diluted share for the first quarter of fiscal 2004.

  We expect fully diluted shares outstanding to be approximately 11.2 million for the first quarter of fiscal 2004.

  Amortization of Intangibles: We expect the amortization of intangibles to be approximately $1.0 million for the first quarter of fiscal 2004.

The Thompson/First Call consensus GPS estimate (published September 19, 2003) is $0.15 per share for the first quarter of fiscal 2004. Thompson/First Call’s “GPS” measure is GAAP earnings per share and is equivalent to our GAAP earnings from continuing operations per share. Thompson/First Call’s “GPS” measure should not be confused with its “EPS” consensus estimates, which reflects non-GAAP pro forma estimates.

The difference between our GAAP earnings from continuing operations per share and our GAAP earnings per share results from the anticipated sale of the Hong Kong coated glass business and the settlement of the warranty claim related to the Longmont coated glass division that was sold on September 24, 2002, both of which relate to discontinued operations. The anticipated gain from the sale of the Hong Kong coated glass business will be income from discontinued operations, and the past operating results of that business will be reclassified as discontinued operations. As required by GAAP, the operating results of the Longmont coatings division that was sold have been reported as discontinued operations, and the warranty claim related to that division will also be reported as discontinued operations. We expect that GAAP income from discontinued operations for the first quarter of fiscal 2004 will be approximately $0.03 per share. We believe that the sale of the Hong Kong coated glass business will be completed by the end of the first quarter of fiscal 2004, although there can be no assurance that the sale will be completed this quarter. If the sale is not completed in the first quarter of fiscal 2004, our GAAP income from discontinued operations per share and our GAAP earnings per share would decrease by approximately $0.07 per share.

These estimated results are preliminary and have not been audited. When the actual results of operations are finalized, it is possible that the results will vary from the amounts set forth above.

About Applied Films Corporation

We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural, automotive and solar glass, and the consumer products packaging and electronics industries.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. The anticipated sale of the Hong Kong coated glass operations might not be completed in the first fiscal quarter. Actual results may differ materially from such expectations. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change in the demand for coating equipment and coated glass, the effect of changing worldwide political and economic conditions on capital expenditures, the impact of SARS and the resulting limitation of travel to customers by company representatives, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

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